Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 21, 2013, with respect to the consolidated financial statements included in the Annual Report of StemCells, Inc. on Form 10-K for the year ended December 31, 2012. We hereby consent to the incorporation by reference of said report in the previously filed Registration Statements of StemCells, Inc. on Form S-1 (File No. 333-61726, effective May 25, 2001 and amended on June 29, 2001 and July 2, 2011), on Forms S-3 (File Nos. 333-170300, effective November 16, 2010, 333-159604, effective May 29, 2009, 333-151891, effective June 24, 2008 and amended on July 18, 2008, 333-117360, effective July 14, 2004, 333-105664, effective May 29, 2003 and amended on June 3, 2003, 333-83992, effective on March 8, 2002 and amended on July 2, 2002, 333-75806, effective December 21, 2001 and amended on January 1, 2009, and 333-66692, effective August 3, 2001 and amended on August 8, 2001) and on Forms S-8 (File Nos. 333-10773, effective August 23, 1996, 333-29335, effective June 16, 1997, 333-37313, effective October 7, 1997, 333-66700, effective August 3, 2001, 333-118263, effective August 16, 2004, 333-144747, effective July 20, 2007, 333-183712, effective September 4, 2012, and 33-49524, effective July 10, 1992) and in the Registration Statements of CytoTherapeutics, Inc. on Forms S-3 (File Nos. 33-91228, effective April 14, 1995, and 33-68900, effective September 15, 1993).

/s/ Grant Thornton LLP

San Francisco, California
March 21, 2013